SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]           Definitive Proxy Statement
[X]           Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Pooled ® Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]           No fee required.

[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

____________________________________________________________

2)           Form, Schedule or Registration Statement No.:

____________________________________________________________

3)           Filing Party:

____________________________________________________________

4)           Date Filed:

____________________________________________________________

The Real Estate Investment Trust Portfolio II
(the “Fund”)

November 2009

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders of the Fund.  This meeting, which was originally scheduled for November 12, 2009 has been adjourned due to lack of investor response.  The meeting is now scheduled for December 4, 2009 at 3:00 p.m., Eastern time at 2005 Market Street, 29th Floor, Philadelphia, PA 19103.  Our records indicate that we have not received your voting instructions.

YOUR VOTE IS IMPORTANT!

After careful review, your Board of Trustees has recommended that shareholders vote to approve the proposals, as described in the Proxy Statement we previously sent you.  We urge you to act promptly in order to allow us to obtain a sufficient number of votes, avoid the cost of additional solicitation, and the possibility of another meeting adjournment.  Your vote is important no matter how many shares you own.  In order for your vote to be represented, we must receive your instructions prior to the meeting to be held on December 4, 2009.  If you have any questions regarding the proposals, please call Delaware Investments toll-free at 800 231-8002.

For your convenience, please utilize one of the easy methods below to register your vote:

1. By touch-tone phone
Dial the toll-free number found on your proxy card(s) and follow the simple instructions.

2. By internet
Enter the control number located on your proxy card(s) and follow the simple online instructions.

3. By mail
Simply return your executed proxy card(s) in the enclosed postage-paid envelope.

Please try to utilize either option 1 or 2 to register your vote so it may be received in time for the meeting.

WE NEED YOUR HELP. PLEASE VOTE TODAY!

If I can assist you in your participation in this proxy solicitation, please do not hesitate to contact me.  The shareholder meeting is scheduled for Friday, December 4th at 3 pm Eastern time.